Exhibit 14(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Securities Fund: Fidelity Advisor Growth Strategies Fund, of our report dated January 12, 2012, on the financial statements and financial highlights included in the November 30, 2011 Annual Report to Shareholders of Fidelity Securities Fund: Fidelity Advisor Growth Strategies Fund.

We also hereby consent to the incorporation by reference into the Proxy/Prospectus constituting part of this Registration Statement of Fidelity Devonshire Trust: Fidelity Mid Cap Growth Fund, of our report dated March 13, 2012, on the financial statements and financial highlights included in the January 31, 2012 Annual Report to Shareholders of Fidelity Devonshire Trust: Fidelity Mid Cap Growth Fund.

We further consent to the references to our Firm under the headings "Experts" in the Proxy/Prospectus constituting part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
September 17, 2012